SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 30th day of June, 2008 by and among National Holdings Corporation, a Delaware corporation (the “Company”), and St. Cloud Capital Partners II, L.P. (the “Investor”).

Recitals

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B. The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, (i) a 10% senior subordinated convertible promissory Note in the principal amount of $3,000,000 (the “Note”), in the form attached as Exhibit A hereto and (iii) a Warrant to purchase 468,750 shares of the Company’s common stock, par value $0.02 per share (together with any securities into which the common stock may be reclassified, the “Common Stock”) at an exercise price equal to $2.00 per share (subject to adjustment) in the form attached hereto as Exhibit B (the “Warrant”); and

C. Contemporaneous with the sale of the Note and Warrant, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday, Sunday or holiday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Note.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Note” has the meaning set forth in the recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means Three Million Dollars ($3,000,000.00).

“SEC Filings” has the meaning set forth in Section 4.6.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Securities” means the Note, the Warrant, the Conversion Shares and the Warrant Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Note, the Warrant and the Registration Rights Agreement.

“Warrant” has the meaning set forth in the recitals.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrant.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Note and Warrant. Subject to the terms and conditions of this Agreement, on the Closing Date, the Investor shall purchase, and the Company shall sell and issue to the Investor, the Note and Warrant in exchange for the payment of the Purchase Price as specified in Section 3 below.

3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investor, the Company shall deliver to Mulvaney, Kahan & Barry, LLP, in trust, a certificate registered in the name of the Investor, representing the Warrant, along with original instrument, registered in the name of the Investor, representing the Note, with instructions that such certificate and instrument are to be held for release to the Investor only upon payment in full of the Purchase Price to the Company by the Investor. Upon such receipt by Mulvaney, Kahan & Barry, LLP of the certificate and instrument, the Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company or its counsel, in an amount representing the Purchase Price. On the date (the “Closing Date”) the Company receives the Purchase Price, the certificate evidencing the Warrant and instrument evidencing the Note shall be released to the Investor (the “Closing”). The Closing of the purchase and sale of the Note and Warrant shall take place at the offices of Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York 10017 (or remotely via the exchange of documents and signatures), or at such other location and on such other date as the Company and the Investor shall mutually agree.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3 Capitalization. Schedule 4.3 sets forth the authorized capital stock of the Company on the date hereof. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, fully paid, and nonassessable. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is obligated to issue any equity securities of any kind. Except as described on Schedule 4.3, except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

4.4 Valid Issuance. The Conversion Shares and the Warrant Shares have been duly and validly authorized. Upon the due conversion of the Note, the Conversion Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor. Upon the due exercise of the Warrant and payment of the exercise price thereunder, the Warrant Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.6 Delivery of SEC Filings. The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (the “2007 10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2007 10-K (including the Company’s most recent Quarterly Report on Form 10-Q for the quarters ended December 31, 2007 and March 31, 2008 and the Company’s Registration Statement on Form S-4 and declared effective by the SEC on May 9, 2008) and prior to the date hereof (collectively, the “SEC Filings”).

4.7 No Material Adverse Change. Since December 31, 2007, except as identified and described in the SEC Filings, there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.8 SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.10 Tax Matters. The Company and each Subsidiary has prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.10, there are no outstanding tax payments or tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.11 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12 Certificates, Authorities and Permits. Except as disclosed in the SEC Filings, the Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.13 Labor Matters.

(a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.

4.14 Intellectual Property. All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and, to the Company’s Knowledge, is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.

4.15 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.16 Litigation. Except as described in the SEC Filings or on Schedule 4.16, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.17 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the Note thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.18 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.19 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.20 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.21 Private Placement. Subject to the accuracy of the Investor’s representations in Section 5 of this Agreement, the offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.22 Financial Transactions. The Company has not engaged in any account trading for its own benefit that creates an obligation to provide liquidity or other guarantees for special purpose entities (variable interest entities); that creates an obligation to repurchase subprime assets; nor has it any undisclosed transactions involving special purpose entities or special investment vehicles which utilize off balance sheet financing.

4.23 Sarbanes Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

4.24 Disclosure. The Transaction Documents, including the Schedules to this Agreement, as the same relate to the Company, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; it being understood that the Company has not provided the Investor, and the Investor is not relying on, any information constituting a forecast or projection.

5. Representations, Warranties and Covenants of the Investor. The Investor hereby represents, warrants and covenants to the Company that:

5.1 Organization and Existence. The Investor is a validly existing limited partnership and has all requisite partnership power and authority to invest in the Securities pursuant to this Agreement. The Investor was not formed solely for the purpose of investing in the Securities.

5.2 Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Purchase Entirely for Own Account. The Securities to be received by Investor hereunder will be acquired for Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold the Securities for any period of time. Neither Investor nor any Affiliate of Investor is a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Investor acknowledges receipt of and has reviewed copies of the SEC Filings.

5.6 Restricted Securities. Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates and instruments evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Investor is an accredited Investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9 No General Solicitation. Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Investor.

5.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither Investor nor any Affiliate of Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Investor’s investments or trading or information concerning Investor’s investments, including in respect of the Securities, or (z) is subject to Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect (i) any purchase or long sale of the Company’s securities or (ii) any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each of such transactions specified in this clause (ii), a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investor as well as the Company.

6. Conditions to Closing.

6.1 Conditions to the Investor’s Obligations. The obligation of Investor to purchase the Note and the Warrant at the Closing is subject to the fulfillment to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) The Company shall have reimbursed the Investor for its legal fees and expenses up to a maximum amount of $20,000 in the aggregate.

(e) The Company shall have paid the Investor a closing fee equal to $60,000.

(f) The Company shall have executed and delivered the Registration Rights Agreement.

(g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 6.1.

(h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(i) The Investor shall have received an opinion of counsel to the Company substantially in the form attached hereto as Exhibit D.

6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Note and the Warrant at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investor in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b) The Investor shall have executed and delivered the Registration Rights Agreement.

(c) The Investor shall have delivered or caused to be delivered the Purchase Price to the Company.

7. Covenants and Agreements of the Company.

7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Note and the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the issuance of the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents in accordance with their respective terms.

7.2 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

7.3 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.18.

7.4 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.5 Use of Proceeds . The Company will use the proceeds from the sale of the Note for general corporate and working capital purposes.

7.6 Key Man Life Insurance. The Company shall undertake to obtain a $3 million key-man life insurance policy on Mark Goldwasser, President and Chief Executive Officer of the Company, naming the Company as beneficiary, on commercially reasonable rates. The foregoing covenant shall remain in place until such date as the Note is paid in full.

7.7 Board Composition. Pursuant to that certain Securities Purchase Agreement, dated January 11, 2006, by and between the Company, St. Cloud Capital Partners, L.P. (“St. Cloud”) and the other investors signatory thereto (the “Prior Agreement”), the Company agreed to elect one nominee of St. Cloud as a director to fill an existing vacancy on the Board of Directors and to include such nominee in its proxy statement for the Company’s 2006 Annual Meeting to continue to serve on the Company’s Board of Directors. Such Nominee was Marshall S. Geller, an Affiliate of St. Cloud and the Investor. The Company hereby reconfirms its covenant to elect a nominee of St. Cloud to continue to serve on the Company’s Board of Directors. Mr. Geller was re-elected to the Company’s Board of Directors at the Company’s 2008 annual meeting of stockholders. In addition, at or promptly following the Closing, one additional nominee of Investor reasonably acceptable to the Company shall be elected by the Board of Directors of the Company to fill an existing vacancy on the Board of Directors and the Company shall undertake to include such nominee in its proxy statement for the Company’s 2009 Annual Meeting to continue to serve on the Company’s Board of Directors.

7.8 Board Observer Rights. So long as the principal balance of the Note is unpaid, or Investor or any of its Affiliates are the beneficial owners (as defined under Rule 13d-3 promulgated under the 1934 Act) of at least 5% of the Common Stock (as determined pursuant to such Rule 13d-3), the Company shall give Investor written notice of each meeting of the Company’s Board of Directors and each committee thereof at least at the same time and in the same manner as notice is given to the directors, and the Company shall permit a representative of Investor to attend as an observer all meetings of the Company’s Board of Directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company’s bylaws and applicable law, the Investor representative shall be given the opportunity to listen to such telephonic meetings; and provided, further, that the Company shall have the right to exclude the Investor representative from any portion of a meeting if, in the good faith judgment of the Company’s counsel, the inclusion of the Investor representative therein would result in the waiver of any applicable privilege. The Investor representative shall be entitled to receive all written materials and other information (including without limitation copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors; provided, however, that the Company shall have the right to provide information to the Investor representative if, in the good faith judgment of the Company’s counsel, the provision of such information to the Investor representative would result in the waiver of any applicable privilege. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company shall give written notice thereof to the Investor representative and each of the Company’s directors prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of the Investor representative incurred in connection with attending such board and committee meetings. This covenant shall be a reconfirmation of that similar right granted in the Prior Agreement and shall not be construed to grant the Investor and its Affiliates an additional observer right.

7.9 Right of First Offer. Subject to the terms and conditions specified in this Section 7.9, if the Company proposes to offer or sell any additional debt financing, ("New Debt") then the Company shall first make an offering of such New Debt to the Investor in accordance with the following provisions of this Section 7.9. The Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) Company shall deliver a notice, in accordance with the notice provisions hereof, (the “Debt Offer Notice”) to the Investor stating (i) its bona fide intention to offer such New Debt, (ii) the amount of such New Debt to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Debt.

(b) By written notification received by the Company, within fifteen (15) calendar days after receipt of the Debt Offer Notice, the Investor may elect to purchase all or less than all of the New Debt being offered.

(c) If the New Debt is not elected to be purchased or obtained as provided in Section 7.9(b) hereof, the Company may sell such New Debt during the ninety (90) day period following the expiration of the period provided in Section 7.9(b) hereof, to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Debt Offer Notice. If the Company does not enter into an agreement for the sale of such New Debt within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived, and such New Debt shall not be offered unless first reoffered to the Investor in accordance with this Section 7.9.

7.10 Certain Negative Covenants. From and after the date of this Agreement and for so long as any Note remain outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding principal face amount of the Note, which consent shall not be unreasonably withheld or delayed, take any of the following actions:

(a) Incur additional indebtedness; provided, however, that, the foregoing restriction shall not preclude (i) up to $1,000,000 dollars of Other Senior Debt (as defined in the Note), (ii) additional debt that is expressly subordinated to the Note, as evidenced by a subordination agreement reasonably acceptable to the holder of the Note and (iii) indebtedness under purchase money security interests incurred in the ordinary course of business;

(b) Declare or pay any dividend of any kind, in cash or in property, on any class of its common stock equity securities, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof.

(c) Make loans, advances to, or guarantees for the benefit of any its officers, directors or stockholders who beneficially own five percent (5%) or more of the Company’s Common Stock;

(d) Enter into, amend, modify or supplement, any agreement, transaction, commitment, or arrangement with any of its officers, directors or stockholders who beneficially own five percent (5%) or more of the Common Stock, except for (a) customary employment arrangements and benefit programs on reasonable terms, and (b) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement.

(e) Enter into the active management or operation of any business other than the business currently conducted by Company and a similar business;

(f) Enter into employment agreements not terminable at will with new or existing employees (other than employment agreements with senior management that are approved by the Board, including those contemplated by the merger with vFinance, Inc.); or renew any existing employment agreements with non-senior management (except those which are terminable at will) or establish or modify equity options (unless approved by the Board), retirement allowances, pensions and remuneration of Directors (unless approved by the Board), consultants or strategic partners of Company;

(g) Allow any officer of Company to use any assets of Company in such a manner as would violate such person’s fiduciary duties to Company or its shareholders;

(h) Enter or consummate any off-balance sheet transactions other than operating leases;

(i)  Change the tax or accounting policies of Company, other than to comply with Generally Accepted Accounting Principles (“GAAP”) or existing rules of the Internal Revenue Code;

(j) Settle claims, litigation or disputes (including tax claims or audits) involving an amount in excess of one-hundred thousand dollars ($100,000), unless approved by the Board, other than any claims to the extent covered by Company’s errors and omissions, worker’s compensation or general liability insurance;

(k) File any petition for bankruptcy or similar action relating to Company or voluntarily dissolve or terminate Company;

(l) Consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions, other than the contemplated merger with vFinance, Inc.; or

(m) Amend its Certificate of Incorporation or By-Laws.

7.11 Termination of Covenants. The provisions of Sections 7.2 through 7.4 shall terminate and be of no further force and effect on the later of the date (i) on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate and (ii) of full repayment of obligations under the Note.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement; provided, however, that the representations and warranties contained in this Agreement shall expire twelve (12) months after the Closing.

8.2 Indemnification. Subject to the provisions of Section 8.1, the Company agrees to indemnify and hold harmless Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9. Disclosure Provisions.

9.1 Use of Proceeds-Statements and Access. At such times as Investor reasonably requests, Company shall deliver to Investor a written statement certified by Company’s chief financial officer describing in reasonable detail the use of the proceeds from the transactions contemplated by the Transaction Documents by Company.

9.2 Use of Proceeds-Public Interest. The Company shall not, and shall not permit its Subsidiaries to, use any proceeds from the transactions contemplated by the Transaction Documents for any purpose contrary to public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free enterprise, in each case within the meaning of 13 C.F.R. Section 107.720.

9.3  Economic Impact Information. Promptly after the end of each calendar year (but in any event prior to February 28 of each year), the Company shall deliver to Investor a written assessment of the economic impact of Investor’s investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company and its Subsidiaries and on taxes paid by Company and its employees.

10. Miscellaneous.

10.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by Investor to the Company provided, that no such assignment or obligation shall affect the obligations of Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. in the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

National Holdings Corporation
120 Broadway, 27th Floor
New York, NY 10271
Attention: Mark Goldwasser, CEO
Fax: (212) 417-8010

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention: Mitchell C. Littman, Esq.
Fax: (212) 490-2990

If to the Investor:

St. Cloud Capital Partners II, L.P.
10866 Wilshire Boulevard, Suite1450
Los Angeles, CA 90024
Attention: Marshall S. Geller
Fax: (310) 475-0550

With a copy to:

Mulvaney, Kahan & Barry, LLP
401 West A Street, 17th Floor
San Diego, CA 92101
Attention: Rex B. Beatty, Esq.
Fax: (619) 238-1010

10.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Investor not to exceed $20,000. Such expenses shall be paid not later than the Closing. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings. In addition and notwithstanding anything contained herein to the contrary, the Company agrees to pay the reasonable fees and expenses incurred by Investor in connection with its preparation, filing and updating of all required SEC filings related to this transaction; provided that counsel to the Company prepares the Schedule 13(d) and related amendments required to be filed.

10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

10.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof, other than any written confidentiality agreement between the Company and Investor, which shall continue in full force and effect.

10.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.12 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party or as required by applicable federal or state securities law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Securities purchased hereunder. The provisions of this Section 10.12 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	NATIONAL HOLDINGS CORPORATION

	By:	/S/ MARK GOLDWASSER
Mark Goldwasser
President and Chief Executive Officer

The Investor:	ST. CLOUD CAPITAL PARTNERS II, L.P.

By: SGCP II, LLC
Its: General Partner

	By:	/S/ MARSHALL S. GELLER
Marshall S. Geller
Managing Member

EXHIBIT A

NOTE

EXHIBIT B

WARRANT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

FORM OF LEGAL OPINION

[THE FOLLOWING IS SUBJECT TO CUSTOMARY ASSUMPTIONS AND DISCLAIMERS TO BE SET FORTH IN ACTUAL OPINION]

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power and corporate authority to enter into and perform each of the Transaction Documents.

3.
The Company has taken all corporate action necessary to authorize the execution, delivery and performance of each of the Transaction Documents and has duly executed and delivered each of the Transaction Documents.

4.	Each of the Transaction Documents is a valid and binding obligation of the Company, enforceable by the Investor against the Company in accordance with its terms.

5.
Neither the execution and delivery of the Transaction Documents on behalf of the Company, nor the issuance and sale of the Note and the Warrant to the Investor at the Closing, violates any provision of the Certificate of Incorporation or Bylaws of the Company.

6.
The shares of Common Stock issuable upon (i) conversion of the Note and (ii) exercise of the Warrant have been duly and validly authorized and reserved as of the date hereof. The issuance of the shares of Common Stock issuable upon (i) conversion of the Note and (ii) exercise of the Warrant are not subject to any statutory or, to our knowledge, contractual or other preemptive rights, other than as set forth in the Transaction Documents.